Exhibit 99.2

TIMEFIREVR INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of April 30, 2019

	Red Cat Propware, Inc.	TimeFire VR Inc.	Pro-Forma Adjustments	Notes	Pro-forma Combined

ASSETS
Current Assets:
Cash	$503,438	659			$504,097
Cryptocurrencies		8,162			8,162
Interest Receivable		14,930			14,930
Miscellaneous Receivable		22,500			22,500
Accounts Receivable		1,532			1,532
Prepaid expenses	100,000	14,470			114,470
TOTAL CURRENT ASSETS	$603,438	62,253	$—		$665,691

Other Assets:
Property and equipment, net	$—	75,650	$(72,650)	a	$3,000
Depreciation	—				—
TOTAL ASSETS	$603,438	137,903	$(72,650)		$668,691

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$20,894	137,131			$158,025
Convertible notes payable, net		2,120,329	(2,120,329)	b	—
Accrued Interest		601,910	(601,910)	b	—
Payroll liabilities	13,316				13,316
Common shares to be issued	754,700				754,700
Capital to be returned	1,800				1,800
Total Current Liabilities	$790,710	2,859,370	$(2,722,239)		$927,841

Long Term Liabilities:
Derivatives liabilities		82,374			$82,374
Total Long Terms Liabilities	—	82,374			82,374
TOTAL LIABILITIES	$790,710	2,941,744	$(2,722,239)		$1,010,215

Commitments and contingencies

Stockholders' Equity/Deficit:
Preferred stock - shares authorized 10,000,000; outstanding 0 and 0
Common stock - shares authorized 90,000,000; outstanding 5,330,000	5,330				5,330
New Preferred Series A stock, par value $.01 per share, 100 shares authorized; 100 shares issued and outstanding at March 31, 2019		1			1
Preferred Series E stock, par value $.01 per share, 122,190 shares issued and outstanding at March 31, 2019		1,222			1,222
Common stock, par value $.001 per share, 500,000,000 shares authorized; 235,460,470 shares issued and outstanding at March 31, 2019		235,460			235,460
Obligation to issue common stock		1,000			1,000
Additional paid-in capital	779,220	2,656,954			3,436,174
Accumulated deficit	(971,822)	(5,698,478)	72,650	a	(6,597,650)
Total Stockholders' Equity	(187,272)	(2,803,841)	72,650.00		(2,918,463)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$603,438	137,903	$(2,649,589)		$(1,908,248)

TIMEFIREVR INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED OPERATIONS
As of April 30, 2019

	Red Cat Propware, Inc.	TimeFire VR Inc.	Pro-Forma Adjustments	Notes	Pro-forma Combined

REVENUES
Revenue	$—	$109,942			$109,942
Cost of revenues	—	209,607			209,607
Total Revenue/Loss	$—	$(99,665)	$—		$(99,665)

Operating expenses:
Occupancy	$—	$1,887			$1,887
Depreciation and amortization		169,870			169,870
Officer Compensation		218,732			218,732
Research and development	519,467	724,225			1,243,692
Payroll expense	24,500	42,000			66,500
Professional fees	143,180	255,061			398,241
General and administrative expenses	64,185	41,522			105,707
Office equipment expenses	—	—			—
Total Operating expenses	$751,332	$1,453,297	$—		$2,204,629

Loss from Operations	(751,332)	(1,552,962)			(2,304,294)

Other Income:
Change in fair value of derivative liabilities	$—	$255,714			$255,714
Loss recognized on disposition of cryptocurrencies		56,600			56,600
Interest income		13,207			13,207
Total other Income	$—	$325,521	$—		$325,521

Other expense:
Interest expense	$—	$459,144.44			$459,144.44
Gain/Loss on Disposal of Assets		583,126	(72,650)	a	510,476
Other General Expenses		162,025			162,025
Total other expense	$—	$1,204,295	$(72,650)		$1,131,645

Loss before income taxes	(751,332)	(2,431,736)	72,650		(3,110,418)
Provision for income taxes	0	0			0
NET LOSS	$(751,332)	$(2,431,736)	$72,650		$(3,110,418)

LOSS PER SHARE - basic and diluted	$(0.14)	$(0.02)			$(0.16)

Weighted average shares outstanding - basic and diluted	5,328,630	114,181,237			119,509,867

TIMEFIREVR INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Transaction

Effective May 15, 2019, TimefireVR Inc. (“Timefire”) closed a Share Exchange Agreement (the “SEA”) with Red Cat Propware, Inc., (“Red Cat”), a Nevada corporation. Under the SEA, in exchange for all of Red Cat’s issued and outstanding common stock, Red Cat’s shareholders acquired: (i) 236,000,000 shares of our common stock, and (ii) 2,169,068.0554 shares of our newly-designated Series A Preferred Stock. Our new Series A Preferred Stock is convertible to common stock at a ratio of 10,000 shares of common stock for each share of preferred stock held, and votes together with the common stock on an as-converted basis. The new Series A Preferred Stock will convert automatically to common stock upon the effectiveness of any future reverse split of our common stock. In total, the common stock and Series A Preferred Stock issued under the SEA constitutes approximately 83.33% of our issued outstanding share capital on a fully-diluted basis.

2. Basis of Presentation

The unaudited condensed consolidated pro forma financial statements for the period ended April 30, 2019 are based upon the previously filed audited financial statements of Red Cat for the year ended April 30, 2019, and the unaudited financial statements of Timefire for the period ended on April 30, 2019. The unaudited pro forma condensed consolidated financial information was prepared under United States Generally Accepted Accounting Principles.

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3. Unaudited Pro Forma Adjustments

Adjustments included under the column headings “Pro Forma Adjustments” represent the following:

a. To write off obsolete fixed assets of the Company: $72.7K
b. To eliminate debt and accrued interest of $2.7M at time of merger closed.